UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,
D.C. 20549

FORM
8-K

CURRENT
REPORT

Pursuant
to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date
of Report (Date of earliest event reported): April 10, 2003

EPIC
FINANCIAL  CORPORATION

(Exact
name of registrant as specified in its charter)

    Nevada
        000-33417
    88-0451534

(State or other
(Commission File No.)
(I.R.S. Employer

jurisdiction of
Identification No.)

incorporation or

organization)

3300
Irvine Avenue, Suite 220, Newport Beach,

California
92660

(Address
of principal executive offices)

Registrant's
telephone number, including area code: (949) 622-1130

(Former
name or former address, if changed since last report)

PAGE-1-

Item 5.
OTHER EVENTS.

On February 19, 2003, Registrant
filed a Certificate of Designations, Preferences, and Rights of Series A
Convertible Preferred Stock with the Nevada Secretary of State in respect of one million (1,000,000) shares of Series A Preferred Stock, $0.001 par value per share.  On February 26, 2003, Registrant also filed a Certificate of
Designations, Preferences, and Rights of Series B Convertible Preferred Stock
with the Nevada Secretary of State in respect of three hundred thousand
(300,000) shares of Series B Preferred Stock, $0.001 par value per share.
Each Certificate of Designations authorizes a series of the Registrant's previously authorized, but undesignated, preferred stock and provides for the preferences, and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof.  Each Certificate of
Designations details the relative specific rights in respect of each such series of Preferred Stock and the other classes of equity securities of the Registrant.

Item 7.
FINANCIAL STATEMENTS OR EXHIBITS.

a.   Financial Statements.

Not Applicable.

b.   Exhibits.

3.2   Certificate of Designations, Preferences, and Rights of Series A
Convertible Preferred Stock of Big Equipment Services, Inc., filed February 19,
2003.

3.3   Certificate of Designations, Preferences, and Rights of Series B
Convertible Preferred Stock of Big Equipment Services, Inc., filed February 26,
2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:
April 10, 2003

EPIC FINANCIAL CORPORATION

/s/ William R. Parker

William R. Parker, President